                                                                    EXHIBIT 4.8


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                               WARRANT AGREEMENT



                         DATED AS OF SEPTEMBER 23, 1997

                                 BY AND BETWEEN



                       HIGHWAYMASTER COMMUNICATIONS, INC.

                                      AND

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION


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




                               WARRANT AGREEMENT
                               TABLE OF CONTENTS

                                                                                                                       PAGE
SECTION 1.  Certain Definitions...........................................................................................1
SECTION 2.  Appointment of Warrant Agent..................................................................................3
SECTION 3.  Issuance of Warrants; Warrant Certificates....................................................................3
SECTION 4.  Execution of Warrant Certificates.............................................................................4
SECTION 5.  Separation of Warrants........................................................................................4
SECTION 6.  Registration and Countersignature.............................................................................4
SECTION 7.  Registration of Transfers and Exchanges.......................................................................5
         (a) Transfer and Exchange of Global Warrants.....................................................................5
         (b) Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant...............................5
         (c) Transfer and Exchange of Definitive Warrants.................................................................6
         (d) Restrictions on Exchange or Transfer of a Definitive  Warrant for a Beneficial  Interest in a
              Global Warrant..............................................................................................7
         (e) Restrictions on Transfer and Exchange of Global Warrants.....................................................8
         (f) Countersigning of Definitive Warrants in Absence of Depositary...............................................8
         (g) Legends......................................................................................................8
         (h) Cancellation of Global Warrant..............................................................................10
         (i) Obligations with Respect to Transfers and Exchanges of Warrants.............................................10
SECTION 8. Terms of Warrants; Exercise of Warrants.......................................................................10
SECTION 9.  Payment of Taxes.............................................................................................12
SECTION 10.  Mutilated or Missing Warrant Certificates...................................................................12
SECTION 11.  Reservation of Warrant Shares...............................................................................12
SECTION 12.  Obtaining Stock Exchange Listings...........................................................................13
SECTION 13.  Adjustment of Exercise Price and Number of Warrant Shares Issuable..........................................13
         (a) Stock Splits, Combinations, etc.............................................................................13
         (b) Reclassification, Combinations, Mergers, etc................................................................14
         (c) Issuance of Options or Convertible Securities...............................................................14
         (d) Dividends and Distributions.................................................................................15
         (e) Current Market Price........................................................................................16
         (f) Certain Distributions.......................................................................................17
         (g) Consideration Received......................................................................................17
         (h)  Deferral of Certain Adjustments............................................................................17
         (i)  Changes in Options and Convertible Securities..............................................................17
         (j)  Expiration of Options and Convertible Securities...........................................................17
         (k)  Other Adjustments..........................................................................................18
SECTION 14.  Statement on Warrants.......................................................................................18
SECTION 15.  Fractional Interest.........................................................................................18
SECTION 16.  Notices to Warrant Holders..................................................................................18
SECTION 17.  Merger, Consolidation or Change of Name of Warrant Agent....................................................20
SECTION 18.  Warrant Agent...............................................................................................21
SECTION 19. Resignation and Removal of Warrant Agent: Appointment of Successor...........................................22
SECTION 20. Registration.................................................................................................23


                                       i
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
SECTION 21. Reports......................................................................................................23
SECTION 22. Rule 144A....................................................................................................23
SECTION 23. Notices to Company and Warrant Agent.........................................................................24
SECTION 24. Supplement and Amendments....................................................................................24
SECTION 25. Successors...................................................................................................25
SECTION 26. Termination..................................................................................................25
SECTION 27. Governing Law................................................................................................25
SECTION 28. Benefits of This Agreement...................................................................................25
SECTION 29. Counterparts.................................................................................................25
EXHIBIT A--Form of Warrant Certificate...................................................................................A-1
EXHIBIT B--Form of Transferor's Notice...................................................................................B-1

                               WARRANT AGREEMENT


                  WARRANT AGREEMENT, dated as of September 23, 1997, by and between HighwayMaster Communications, Inc., a Delaware corporation, and Texas Commerce Bank National Association, as warrant agent.

                  WHEREAS, the Company proposes to issue warrants (the "Warrants") to purchase up to an aggregate of 820,750 shares of Common Stock (as defined below), in connection with the offering of an aggregate of $125,000,000 principal amount of the Company's 13 3/4 % Senior Notes due 2005 (the "Notes"), each Warrant entitling the holder thereof to purchase 6.566 shares of Common Stock. The Notes and the Warrants will be sold in Units (the "Units"), each Unit consisting of $1,000 principal amount of Notes and one Warrant.

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

                  SECTION 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Warrant Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Equity Securities" means Common Stock and securities convertible into, or exercisable or exchangeable for, Common Stock or rights or options to acquire Common Stock or such other securities, excluding the Warrants.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in exchange or substitution for such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

                  "Company" means HighwayMaster Communications, Inc., a Delaware corporation, and its successors and assigns.

                  "Convertible Securities" has the meaning given such term in
Section 13(c).

                  "Definitive Warrants" has the meaning given such term in
Section 3.

                  "Depositary" has the meaning given such term in Section 3.

                  "Distribution" has the meaning given such term in Section
13(c).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended

                  "Exercisability Date" means any time on or after the earlier to occur of (i) September 23, 1998 and (ii) in the event a Change of Control (as defined in the Indenture) occurs, the date the Company or the Trustee mails notice thereof to the holders of the Notes and the Holders.

                  "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of a Warrant in accordance with the terms hereof, which price shall initially be $9 5/8 per share, subject to adjustment from time to time pursuant to Section 13 hereof.

                  "Expiration Date" means September 15, 2005.

                  "Global Warrants" has the meaning given such term in
Section 3.

                  "Holder" means a Person who is the record holder of Warrants.

                  "Indenture" means the Indenture, dated the date hereof, among the Company, HighwayMaster Corporation, a Delaware corporation, and Texas Commerce Bank National Association, as trustee.

                  "Initial Purchasers" means Bear, Stearns & Co. Inc. and Smith Barney Inc.

                  "Note Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the date hereof, among the Company, HighwayMaster Corporation, a Delaware corporation, and the Initial Purchasers relating to the Notes.

                  "Notes" has the meaning given to such term in the recitals hereto.

                  "Options" has the meaning given such term in Section 13(c).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Purchase Agreement" means the Purchase Agreement, dated as of September 18, 1997, among the Company, HighwayMaster Corporation, and the Initial Purchasers.

                  "Registrable Securities" means each Warrant until such Warrant (i) is effectively registered under the Securities Act and disposed of in accordance with a registration statement filed pursuant to the Warrant Registration Rights Agreement or (ii) is distributed (and not merely eligible for distribution) to the public pursuant to Rule 144 under the Securities Act.

                  "Regulation S Global Warrant" has the meaning given such term in Section 3.

                  "SEC Reports" has the meaning given such term in Section 21.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Separation Date" means the earlier of (i) 180 days after the issuance of the Units, (ii) such date as the Initial Purchasers may, in their discretion, deem appropriate, (iii) in the event a Change of Control (as defined in the Indenture) occurs, the date the Company or the Trustee mails notice thereof to the registered holders of the Notes, (iv) the commencement of the Exchange Offer (as defined in the Note Registration Rights Agreement), and
(v) the effectiveness of the shelf registration statement relating to the Notes pursuant to the Note Registration Rights Agreement.

                  "Time of Determination" has the meaning given such term in
Section 13(e).

                  "Transfer Agent" has the meaning given such term in
Section 11.

                  "Trustee" means the trustee under the Indenture.

                  "Units" has the meaning given to such term in the recitals hereto.

                  "Warrant Agent" means Texas Commerce Bank National Association or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

                  "Warrant Certificates" has the meaning given such term in
Section 3.

                  "Warrant Registration Rights Agreement" means the Warrant Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Initial Purchasers relating to the Warrants and the Warrant Shares.

                  "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants, along with any other property or securities issuable with respect to the Warrants.

                  "Warrants" has the meaning given such term in the recitals hereto.

                  SECTION 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 3. Issuance of Warrants; Warrant Certificates. The Warrants will be issued in the form of one or more global certificates (the "Global Warrants"), substantially in the form of Exhibit A (including the text accompanying footnote 1 thereto and the schedule referred to in footnote 2 thereto). The Global Warrants shall be deposited on the issue date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as the Depositary's nominee, provided that any Warrants resold in Exempt Resales (as defined in the Purchase Agreement) to Regulation S Investors (as defined in the Purchase Agreement) shall be registered in the name of Cede & Co. for the accounts of Euroclear System and Cedel, S.A. (a "Regulation S Global Warrant"). Any Warrants evidenced by the Regulation S Global Warrant may only be transferred in accordance with the provisions of Regulation S under the Securities Act. Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Upon request, a beneficial owner of Warrants may receive from the Depositary and the Warrant Agent Warrants in definitive form (the "Definitive Warrants"), substantially in the form of Exhibit A (not including the text accompanying footnote 1 or the schedule referred to in footnote 2 thereto) as set forth in Section 7 below. Any certificates evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement are hereafter referred to as the "Warrant Certificates".

                  SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any individual who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such individual shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such individual had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

                  Warrant Certificates shall be dated the date of the countersignature.

                  SECTION 5. Separation of Warrants. The Notes and Warrants shall not be separately transferable prior to the Separation Date.

                  SECTION 6. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

                  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

                  The Company and the Warrant Agent may deem and treat the Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of beneficial ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Prior to the Separation Date, the registered holder of the Unit shall be deemed the registered Holder of such Warrants for all purposes hereunder.

                  SECTION 7. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement and the procedures of the Depositary therefor.

                  (b) Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

         (i) Any Person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Warrant and, in the case of any Warrant that constitutes a Registrable Security, the following additional information and documents (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being delivered to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B hereto);

                  (B) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

                  (C) if such beneficial interest is being transferred to any institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests in the case of a transfer of Warrants to purchase 656.6 or fewer

                           Warrant Shares), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee in form and substance reasonably satisfactory to the Company;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto), provided that no Warrants represented by the Regulation S Global Warrant may be exchanged for Definitive Warrants until expiration of the applicable restricted period under Regulation S of the Securities Act; or

                  (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto);

                  then the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrants to be reduced and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee, as the case may be, a Definitive Warrant.

         (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 7(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered.

                  (c) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

         (i)      to register the transfer of the Definitive Warrants; or

         (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

         (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

         (y) in the case of any Warrant that constitutes a Registrable Security, such request shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto);

                  (B) if such Warrant is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

                  (C) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests in the case of a transfer of Warrants to purchase 656.6 or fewer Warrant Shares), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee;

                  (D) if such Warrant is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                  (E) if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests) a certification to that effect (in substantially the form of Exhibit B hereto).

                  (d) Restrictions on Exchange or Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

         (i) if such Warrant is a Registrable Security, certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Warrant is being transferred by such Holder either (A) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, or (B) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; and

         (ii) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the number of Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrants are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant representing the appropriate number of Warrants.

                  (e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 7), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Countersigning of Definitive Warrants in Absence of Depositary. If at any time:

         (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrants and a successor Depositary for the Global Warrants is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company shall execute, and the Warrant Agent, upon written instructions signed by two officers of the Company, shall countersign and deliver Definitive Warrants, in an aggregate number equal to the number of Warrants represented by Global Warrants, in exchange for such Global Warrants.

                  (g) Legends.

         (i) Except for any Warrant that does not constitute a Registrable Security (including any Warrant represented by a Global Warrant) as discussed in clause (ii) below, each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT), AND, IN THE CASE OF ANY TRANSFER TO ANY IAI OF SECURITIES ENTITLING THE HOLDER TO PURCHASE 656.6 OR FEWER SHARES OF COMMON STOCK, AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         (ii) Upon any sale or transfer of a Warrant pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required, the Warrant Agent shall permit the Holder thereof to exchange such Warrant for a Warrant Certificate that does not bear the legend set forth in clause
                  (i) above and rescind any restriction on the transfer of such Warrant, provided that if such certificate evidences both Warrants that are Registrable Securities and Warrants that are not Registrable Securities, the Warrant Agent shall issue two Warrant Certificates. One Warrant Certificate shall represent the Warrants that are Registrable Securities and shall bear the legend set forth in clause (i) above and the other Warrant Certificate shall represent the Warrants that are not Registrable Securities and shall not bear the legend set forth in clause (i) above.

                  (h) Cancellation of Global Warrant. At such time as all beneficial interests in Global Warrants have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, all Global Warrants shall be returned to or retained and canceled by the Warrant Agent.

                  (i) Obligations with Respect to Transfers and Exchanges of Warrants.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 6 and this Section 7, Definitive Warrants and Global Warrants as required pursuant to the provisions of this Section 7.

         (ii) All Definitive Warrants and Global Warrants issued upon any registration of transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement, as the Definitive Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

         (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent, nor the Company shall be affected by notice to the contrary.

         (iv) No service charge shall be made to a Holder for any registration, transfer or exchange.

                  SECTION 8. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at the opening of business on the Exercisability Date and until 5:00 p.m., New York City time on the Expiration Date to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided, however, that no Holder shall be entitled to exercise such Holder's Warrants at any time, unless, at the time of exercise, (i) a registration statement under the Securities Act relating to the Warrant Shares has been filed with, and declared effective by, the Commission, and no stop order suspending the effectiveness of such registration statement has been issued by the Commission or (ii) the issuance of the Warrant Shares is permitted pursuant to an exemption from the registration requirements of the Securities Act. Subject to the provisions of the following paragraph of this Section 8, each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

                  The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date. If the Company fails to give such notice, the Warrants will not expire until 90 days after the Company gives such notice, provided, however, in no event will Holders be entitled to any damages or other remedy for the Company's failure to give such notice other than any such extension. In addition, notwithstanding anything to the contrary in this Agreement, if the Company has not maintained an effective registration statement under the Securities Act for the issuance of the Warrant Shares during the 45 days immediately before the Expiration Date, the Warrants shall not expire until the Company maintains such an effective registration statement for 45 consecutive days beginning with the first day after 45 days before the Expiration Date that such registration statement is effective. In the circumstances described in this paragraph, the extended Expiration Date for the Warrants shall be considered the Expiration Date for purposes of this Agreement.

                  A Warrant may be exercised upon surrender to the Company at an office of the Warrant Agent of the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check, payable to the order of the Company. In the alternative, each Holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder of the Warrant Shares. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares shall be the current market price of the Warrant Shares on the date immediately preceding the date of payment of the Exercise Price as determined by the procedures set forth in Section 13(e). The exercise of Warrants by Holders of beneficial interest in Global Warrants shall be effected in accordance with this Agreement and the procedures of the Depositary therefor. The Warrant Agent shall maintain in the Borough of Manhattan, the City of New York, an office where Holders may surrender their Warrants upon exercise.

                  Subject to the provisions of Section 9 hereof, upon surrender of Warrants and payment of the Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company and the Company shall promptly transfer to the Holder of such Warrant a certificate or certificates for the appropriate number of Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 15. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

                  The Warrants shall be exercisable commencing on the Exercisability Date, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

                  SECTION 9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants or to any separation of the Warrants from the Notes; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 10. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                  SECTION 11. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue

Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon exercise of all outstanding Warrants.

                  The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 15. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 16 hereof.

                  Before taking any action which would cause an adjustment pursuant to Section 13 hereof that would reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants in accordance with the terms of this Agreement (including the payment of the Exercise Price) will, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  SECTION 12. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets (including, without limitation, the Nasdaq National Market) within the United States of America, if any, on which other shares of Common Stock are then listed. Upon the listing of such Warrant Shares, the Company shall notify the Warrant Agent in writing. The Company will obtain and keep all required permits and records in connection with such listing.

                  SECTION 13. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number and kind of shares purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect and the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                  (b) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants), then, as a condition of such reclassification, change, consolidation, or merger, the Company or such a successor corporation or entity, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, or merger, by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, or merger, and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. If the issuer of securities deliverable upon exercise of the Warrants under the supplemental warrant agreement is an affiliate of the formed or surviving corporation or other entity, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, or mergers.

                  (c) Issuance of Options or Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) to all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by
(ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Options or Convertible Securities (any such event being herein called a "Distribution"), then, effective upon such Distribution, (I) the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Distribution multiplied by the current market price per share of Common Stock on the date of such Distribution plus (ii) the consideration, if any, received by the Company upon such Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Distribution multiplied by (B) the current market price per share of Common Stock on the record date for such Distribution and (II) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (I) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above. Except as provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

                  (d) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to all the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Exercise Price pursuant to this paragraph (d) and excluding cash dividends or other cash distributions from current or retained earnings), does not exceed 5% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription of purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph (d) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (e) Current Market Price. For the purpose of any computation of current market price under this Section 13 and Section 15, the current market price per share of Common Stock at any date shall be (x) for purposes of
Section 15, the closing price on the business day immediately prior to the exercise of the applicable Warrant pursuant to Section 8 and (y) in all other cases, the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (a), (b), (c) or (d). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by Nasdaq National Market or any comparable system or (3) if the Common Stock is not listed on Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph
(e), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                  (f) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (c) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                  (g) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, however, that if such Options have an exercise price equal to or greater than the current market price of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

                  (h) Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided that any adjustments which by reason of this paragraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need to be made for a change in the par value of the Common Stock. All calculations under this Section shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1000 of a share, as the case may be.

                  (i) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) above, or the rate at which any Convertible Securities referred to in paragraph (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 13), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

                  (j) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c) or (i) above or this paragraph (j), any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 13 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

                  (k) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 13, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 13.

                  SECTION 14. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issued pursuant to this Agreement.

                  SECTION 15. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall direct the Transfer Agent to pay an amount in cash calculated by it to equal the then current market price per share multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

                  SECTION 16. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 13, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the President and Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, provided that if the Warrant Agent reasonably requests, the Company shall engage a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) to prepare and file such certificate in lieu of the certificate of the President and Chief Financial Officer, in which case such certificate shall be conclusive evidence of the matters set forth therein, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

                  In case:

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants, or

                  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 13 hereof); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock, or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) a Change of Control (as defined in the Indenture) occurs;
         or

                  (f) the Company proposes to take any other action that would require an adjustment of the Exercise Price or the number of Warrant Shares pursuant to Section 13;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution is to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control. The failure to give the notice required by this Section 16 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or Change of Control or the vote upon any action, provided that the Holders shall retain any right to damages from the Company with respect to such failure. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                  SECTION 17. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 19. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect in the Warrant Certificates and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  SECTION 18. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound.

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of this Agreement and to indemnify the Warrant Agent and defend and save it harmless against any and all liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of this Agreement except as a result of its negligence or bad faith.

                  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security and indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

                  (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

                  (i) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  SECTION 19. Resignation and Removal of Warrant Agent:
Appointment of Successor. No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence of willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                  SECTION 20. Registration. The Company and the Warrant Agent acknowledge that Holders shall have the registration rights set forth in the Warrant Registration Rights Agreement.

                  SECTION 21. Reports.

                  (a) So long as any of the Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the Holders at their addresses appearing in the register of the Holders maintained by the Warrant Agent, in each case, within 15 days of filing with the Commission. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, comparable to those which it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to the requirements of either such Section, to be so filed with the Commission (but only if the Commission permits such filings) and with the Warrant Agent and mailed to the Holders, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of Section 13 or 15(d) of the Exchange Act.

                  (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all SEC Reports to enable the Warrant Agent to deliver to each Holder at least one copy and to each nominee Holder at least one copy for each beneficial holder for whom such nominee Holder holds Warrants.

                  SECTION 22. Rule 144A. The Company hereby agrees with each Holder, for so long as any Warrants that constitute Registrable Securities remain outstanding, to make available, upon request of any Holder, to any Holder or beneficial owner of such Warrants in connection with any sale thereof and any prospective purchaser of such Warrants designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Warrants pursuant to Rule 144A.

                  SECTION 23. Notices to Company and Warrant Agent.Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                              HighwayMaster Communications, Inc.
                              16479 Dallas Parkway, Suite 710
                              Dallas, Texas 75248
                              Telephone: (972) 732-2500
                              Telecopy: (972) 930-7263
                              Attention: President

                  In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

                  Any notice pursuant to this Agreement to be given by the Company or by the Holders to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                              Texas Commerce Bank National Association
                              2200 Ross Avenue, 5th Floor
                              Dallas, Texas  75201
                              Telephone:  (214) 965-3510
                              Telecopier:  (214) 965-3577
                              Attention:  Corporate Trust Department

                  SECTION 24. Supplement and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the Holders shall require the written consent of the Holders representing a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of the Warrants would be decreased (other than pursuant to adjustments provided for in Section 13 hereof). The Warrant Agent shall be entitled to receive and, subject to Section 18, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                  SECTION 25. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 26. Termination.This Agreement (other than any party's obligations with respect to Warrants previously exercised and with respect to indemnification under Section 18) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

                  SECTION 27. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                  SECTION 28. Benefits of This Agreement.

                  (a) Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

                  (b) Prior to the exercise of the Warrants, no Holder, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. Until exercise of their Warrants, the Holders are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

                  (c) All rights of action in respect of this Agreement are vested in the Holders, and any Holder, without the consent of the Warrant Agent or any other Holder, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

                  SECTION 29. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                      HIGHWAYMASTER COMMUNICATIONS, INC.

                                      By: /s/  J. Philip McCormick
                                         -------------------------------------
                                      Name:    J. Philip McCormick
                                           -----------------------------------
                                      Title:   Executive Vice President
                                               and Chief Financial Officer
                                            ----------------------------------


                                      TEXAS COMMERCE BANK
                                      NATIONAL ASSOCIATION

                                      By: /s/  Gary Jones
                                         -------------------------------------
                                      Name:    Gary Jones
                                           -----------------------------------
                                      Title:   Vice President
                                            ----------------------------------

                                   EXHIBIT A
                          FORM OF WARRANT CERTIFICATE
                                     [Face]

         EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE (AS DEFINED HEREIN). THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE NOTES ORIGINALLY SOLD AS A UNIT WITH SUCH WARRANTS UNTIL THE EARLIER TO OCCUR OF (i) 180 DAYS AFTER THE ISSUANCE OF THE UNITS, (ii) SUCH DATE AS BEAR, STEARNS & CO. INC. AND SMITH BARNEY INC. MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, (iii) IN THE EVENT A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES) OCCURS, THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE NOTES, (iv) THE COMMENCEMENT OF THE EXCHANGE OFFER (AS DEFINED IN THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT RELATING TO THE NOTES), AND (v) THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT RELATING TO THE NOTES PURSUANT TO THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT.

No.                                                                    Warrants
   ----------                                                  --------

                              WARRANT CERTIFICATE

                       HIGHWAYMASTER COMMUNICATIONS, INC.

         This Warrant Certificate certifies that ____________________, or its registered assigns, is the registered holder of Warrants expiring September 15, 2005 (the "Warrants") to purchase Common Stock, par value $.01 per share (the "Common Stock"), of HighwayMaster Communications, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on or after the earlier to occur of (i) September 23, 1998 and (ii) in the event a Change of Control (as defined in the Indenture relating to the Notes) occurs, the date the Company mails the notice thereof to the registered holders of the Notes and the registered holders of the Warrants (the "Exercisability Date") until 5:00 p.m. New York City Time on September 15, 2005, to receive from the Company 6.566 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $9 5/8 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse side hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised before the Exercisability Date. No Warrant may be exercised after 5:00 p.m., New York City Time on September 15, 2005, and to the extent not exercised by such time such Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, HighwayMaster Communications, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a signature or a facsimile thereof, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:
      --------------


                                       HIGHWAYMASTER COMMUNICATIONS, INC.
[SEAL]
                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:      President
                                             ----------------------------------

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:      Secretary
                                             ----------------------------------

Countersigned:

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION,
as Warrant Agent

By:
   ---------------------------------
           Authorized Signature

                                [Reverse Side]

         Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC"), 55 Water Street, New York, New York, shall act as the depositary until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTERST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT) AND, IN THE CASE OF ANY TRANSFER TO ANY IAI OF SECURITIES ENTITLING THE HOLDER TO PURCHASE 656.6 OR FEWER SHARES OF COMMON STOCK, AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY AND

------------------
(1) This paragraph is to be included only if the Warrant is in global form.

PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring September 15, 2005, entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of September 23, 1997 (the "Warrant Agreement"), duly executed and delivered by the Company to Texas Commerce Bank, National Association, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrant. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

         Warrants may be exercised at any time from 9:00 a.m. on or after the Exercisability Date and until 5:00 p.m., New York City Time on September 15, 2005. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in lawful money of the United States of America at the office of the Warrant Agent. In the alternative, each holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrant less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         The Warrant Agreement provides that the Company shall be bound by certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants as set forth in the Warrant Registration Rights Agreement (as defined in the Warrant Agreement).

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferees in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holders hereof as the absolute owners of this Warrant Certificate (notwithstanding any notation of beneficial ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holders hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.


                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________________shares of Common Stock and herewith makes payment therefor. The undersigned requests that a certificate for such shares be registered in the name of _________________________, whose address is _________________________________
and that such shares be delivered to ___________________, whose address is __________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________________, whose address is ________________________________, and that such Warrant Certificate be delivered to ______________________, whose address is ________________________.



                                                   ----------------------------
                                                   Signature
Date:
     --------------------

                                                   ----------------------------
                                                   Signature Guaranteed

                       SCHEDULE A TO WARRANT CERTIFICATE

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANT(2)

         The initial number of Warrants of this Global Warrant shall be _____ Warrants. The following increases or decreases in this Global Warrant have been made:


                                                                                                       Signature of
                                                                              Number of                 Authorized
                        Decrease in              Increase in              Warrants of This              Officer of
                         Number of                Number of                Global Warrant             Warrant Agent
    Date of          Warrants of This         Warrants of This             Following Such               or Warrant
    Exchange          Global Warrant           Global Warrant           Decrease or Increase            Custodian
    --------          ---------------          ---------------          --------------------          --------------










--------------------------
(2) This schedule should be included only if the Warrant is issued in global form.

                                   EXHIBIT B
           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                            OF TRANSFER OF WARRANTS

Re:______________________ Warrants to Purchase Common Stock (the "Warrants") of HighwayMaster Communications, Inc. (the "Company")

         This Certificate relates to __________ Warrants held in [ ] book-entry or [ ] definitive form by ________________________ (the "Transferor"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement between the Company and the Warrant Agent.


The Transferor:


[ ]      has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrants held by the depositary a Warrant or Warrants in definitive, registered form equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

[ ]      has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

[ ]      In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that:

[ ]      Such Warrant is being acquired for the Transferor's own account without transfer.

[ ]      Such Warrant is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act.

[ ]      Such Warrant is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests in the case of a transfer of Warrants to purchase 656.6 or fewer shares).

[ ]      Such Warrant is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, provided that the Transferor understands that any Warrants issued pursuant to Regulation S under the Securities Act may only be transferred in accordance with the provisions of Regulation S.

[ ]      Such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

                                                [INSERT NAME OF TRANSFEROR]


                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


Date:
     ---------------------
















                                      B-2